UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 8, 2008
AMERICAN PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8137	59-6490478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3883 Howard Hughes Parkway, Suite 700, Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 735-2200
3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89169
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.03 Material Modification to Rights of Security Holders.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-10.1
EX-10.2

Item 1.01	Entry into a Material Definitive Agreement.
On July 8, 2008, the Board of Directors (the “Board”) of American Pacific Corporation (the “Company”) approved an extension of the Rights Agreement, dated as of August 3, 1999 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company (the “Rights Agent”). The Rights Agent also acts as the Company’s transfer agent.
Pursuant to such Board approval, on July 11, 2008, the Company entered into an Amendment (the “Amendment”) of the Rights Agreement with the Rights Agent. The Amendment extends to August 2, 2019 the final expiration date of the preference share purchase rights (the “Rights”) for common stock, par value $0.10 per share, of the Company under the Rights Agreement. The Rights under the Rights Agreement would otherwise have expired on August 2, 2009. All other terms and conditions of the Rights Agreement remain unchanged.
The Amendment was adopted in the normal course of reviewing and extending the Rights Agreement and not in response to any acquisition proposal. The Amendment, in furtherance of the Rights Agreement, is intended to allow the Company to continue to deter coercive or otherwise unfair takeover tactics and encourage a potential acquiror to negotiate with the Company’s Board in order to facilitate the Board’s ability to act in the best interests of all of the Company’s stockholders.
The Amendment is attached as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 3.03	Material Modification to Rights of Security Holders.
The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On July 8, 2008, the Board, upon the recommendation of the Corporate Governance Committee of the Board, authorized the Company to enter into a severance agreement (each, a “Severance Agreement” and, collectively, the “Severance Agreements”) with each of Linda G. Ferguson, the Company’s Vice President, Administration and Secretary, and Dana M. Kelley, the Company’s Vice President, Chief Financial Officer and Treasurer (each an “Executive” and, collectively, “Executives”). Each of the Severance Agreements was executed on July 8, 2008.
Each Severance Agreement is substantially similar in form and substance and was entered into by the Company to, among other things, assist the Company’s on-going retention practices and help promote stability and continuity of senior management of the Company, and in the context of the overall compensation philosophy and policy of the Company and the total compensation of senior executive officers of the Company.
Under the terms of each Severance Agreement, unless Executive’s employment is terminated for cause or by death or disability, if the Company terminates Executive’s employment ( a “Discretionary Termination”), the Company shall, upon receipt of a mutually satisfactory release of potential claims against the Company, continue to pay to Executive, in accordance with the Company’s then effective payroll practices, Executive’s then effective base salary (but not any employee benefits), less applicable withholding, for a period of three (3) years from the date the employment relationship with the Company terminates (the “Termination Date”); provided, however, that such payments by the Company shall be offset, during the third year following the Termination Date, by income paid to Executive by another employer other than the Company. For purposes of the Severance Agreements, base salary shall not include any perquisites or similar benefits provided to Executive prior to the Termination Date. In addition, under the terms of the Severance Agreements, upon a Discretionary Termination, if Executive elects to convert her Company group health coverage under COBRA, the Company will pay Executive’s COBRA premiums until the earlier of (1) the eighteenth (18th) month anniversary of the Termination Date or (2) Executive becomes covered by another employer’s group health plans. Finally, under the terms of the Severance Agreements, upon a Discretionary Termination, all shares of restricted stock granted to Executive, all unexercised options to purchase Company common stock and any other equity awards of the Company, in each case that are unvested at the time of such termination of employment of Executive, shall become, immediately prior to the Termination Date, fully vested and, as applicable, exercisable.
Under the terms of each Severance Agreement, in the event of Executive’s termination, other than for cause or by death or disability, following a Corporate Transition (as described below), and upon receipt of a mutually satisfactory release of potential claims against the Company and any successor, Executive shall be entitled to the payments and benefits described above with respect to base salary and COBRA premiums following termination of employment. In addition, all unvested shares of restricted stock granted to Executive, all unvested and unexercised options to purchase Company stock granted to Executive, and all other unvested equity awards under the Company’s 2008 Stock Incentive Plan or similar employee benefit plan, in each case at the time of the Corporate Transition, shall become, immediately prior to such Corporate Transition, fully vested and, as applicable, exercisable.
The Severance Agreements define a Corporate Transition as any of the following transactions to which the Company is a party: (A) a merger or consolidation in which the Company is not the surviving entity and securities representing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a holder different from those who held such securities immediately prior to such merger; (B) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; (C) any reverse merger in which the Company is the surviving entity but in which securities representing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a holder(s) different from those who held such securities immediately prior to such merger; or (D) any cash dividend paid by the Company that, in the aggregate with all other dividends paid in any twelve month period, is greater than the combined earnings of the Company for the Company’s two fiscal years prior to such dividend payment date. In addition, a Corporate Transition also includes a “Change in Control” as such term is defined in the Company’s 2008 Stock Incentive Plan. None of the foregoing events, however, shall be considered a Corporate Transition under the Severance Agreements unless the event also qualifies as a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, under Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended, the regulations thereunder, and any other published interpretive authority, as issued or amended from time to time.
The Severance Agreements further provide that, during the period when payments to Executive are being made, or for two years after the termination of Executive for cause or by disability, Executive shall be subject to noncompetition and nonsolicitation restrictions with the Company, as described more fully in the Severance Agreements.
The Severance Agreements are attached as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference. The foregoing description of the Severance Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreements.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Amendment, dated as of July 11, 2008, between American Pacific Corporation and American Stock Transfer & Trust Company

10.1	Severance Agreement, dated as of July 8, 2008, between American Pacific Corporation and Linda G. Ferguson

10.2	Severance Agreement, dated as of July 8, 2008, between American Pacific Corporation and Dana M. Kelley

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Pacific Corporation
Date: July 11, 2008	By:	/s/ JOHN R. GIBSON
John R. Gibson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment, dated as of July 11, 2008, between American Pacific Corporation and American Stock Transfer & Trust Company

10.1	Severance Agreement, dated as of July 8, 2008, between American Pacific Corporation and Linda G. Ferguson

10.2	Severance Agreement, dated as of July 8, 2008, between American Pacific Corporation and Dana M. Kelley